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EXHIBIT 23.1

Consent of Arthur Andersen, LLP

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Registration Statement of Paul-Son Gaming Corporation and Subsidiaries on Form S-3 of our report dated July 20, 2001 (except for the effects of the restatements discussed in Note 12, as to which the date is January 15, 2002) (which expresses an unqualified opinion and includes an explanatory paragraph relating to the restatements described in Note 12), appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

Las Vegas, Nevada
April 5, 2002

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EXHIBIT 23.1
Consent of Arthur Andersen, LLP